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                                                                    EXHIBIT 3.14

                                   [Translation]

                                     [LOGO]
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                            CERTIFICATE OF AMENDMENT

                             COMPANIES ACT, PART 1A
                               (R.S.Q., C. C-38)

                        I hereby certify that the company

                        GROUPE DE DIVERTISSEMENT
                        SUPERCLUB INC.

                        amended its articles on JANUARY 16, 2004, under Part 1A of the COMPANIES ACT, as indicated in the Articles of Amendment attached hereto.

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
                                      FILED IN THE REGISTER ON JANUARY 16, 2004
[LOGO]                                UNDER REGISTRATION NUMBER 1140284176
                                      [SIGNED]                      Inspector General of
                                                                    Financial Institutions

        R630D16D71G41JA
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                                 [Translation]

                                                             Form 5
[LOGO]                                                       ARTICLES OF AMENDMENT
                                                             Companies Act, R.S.Q., c.
                                                             C-38
                                                             Part 1A

1     Corporate name

      GROUPE DE DIVERTISSEMENT SUPERCLUB INC.
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2     / / Application presented pursuant to Sections 123.140 and following of the Companies Act

3     The articles of the Company are amended as follows:

     the authorized share capital of the Company, as constituted immediately before the filing of these articles of amendment, is hereby amended

(i)  by the creation of an unlimited number of Class "I" Shares, the rights, privileges, restrictions and conditions of which are more fully described in Schedule 1 hereto, which forms an integral part hereof.

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4     Effective date, if different from filing      5   Corporate name (or designating number), prior to amendment,
      date (see instructions)                           if
                                                        different from name appearing in item 1

      N/A                                               N/A
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

If space is insufficient, attach an appendix in two (2) copies.

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
Signature of               (signed)
authorized director
                           --------------------------  --------------------------  --------------------------

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
For departmental use only                                                      C-215 (Rev.05-95)

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                                   SCHEDULE 1

                        TO THE ARTICLES OF AMENDMENT OF
                    GROUPE DE DIVERTISSEMENT SUPERCLUB INC.

CLASS "I" SHARES

    The number of Class "I" Shares is unlimited; Class "I" Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:

(1) DIVIDEND

    Where the Company declares a dividend, the holders of Class "I" Shares shall be entitled to receive up to and not exceeding the declared dividend, in preference to the holders of any other class of shares of the Company, including Class "A," Class "B," Class "E," Class "F," Class "G" and
    Class "H" Shares, a cumulative preferential semi-annual dividend at the rate of 11.25% per annum per share, calculated on the "Redemption Price" (as defined in Section (6) below) of the Class "I" Shares.

    All dividends declared on the Class "I" Shares shall be payable semi-annually on a cumulative basis on the 20th day of the months of June and December in each year, at such place as the directors of the Company may determine from time to time, in cash or by certified cheque, bank draft or wire transfer, provided that in respect of any payment of dividends denominated in a currency other than Canadian, the applicable exchange rate be that published by the Bank of Canada in effect on the date of payment.

    The holders of Class "I" Shares shall be entitled to receive only the aforementioned dividends. No dividends may be paid on any shares ranking junior to the Class "I" Shares, unless all dividends that have become payable on the Class "I" Shares have been paid or set aside for payment.

(2) LIQUIDATION OR WINDING-UP

    In the event of the liquidation, winding-up, dissolution or reorganization of the Company or any other distribution of its assets among its shareholders for the purpose of winding up its affairs, whether voluntarily or involuntarily, the holders of Class "I" Shares shall be entitled to receive, in preference to the holders of any other class of shares of the Company, an amount equal to the Redemption Price (as defined below) for each Class "I" Share held and any accrued but unpaid dividends on such shares.

(3) VOTING RIGHT

    The holders of Class "I" Shares shall not be entitled to receive notice of, attend or vote at the meetings of shareholders of the Company, unless the Company has failed to pay eight (8) semi-annual dividends on the Class "I" Shares, whether or not consecutive. In that event and only so long as the said dividends remain in arrears, the holders of Class "I" Shares shall be entitled to receive notice of, attend and vote at the meetings of shareholders of the Company, except meetings at which only the holders of another specified series or class of shares are entitled to vote. At each such meeting, each Class "I" Share shall entitle the holder thereof to one
    (1) vote.

(4) RETRACTION RIGHT

    Each holder of Class "I" Shares shall be entitled, at such holder's discretion, upon prior written notice of not less than one (1) business day to the Company, to require the Company to redeem all or part of such holder's Class "I" Shares for an aggregate amount equal to the Redemption Price (as defined below) and any accrued but unpaid dividends on such shares, payable, subject to the provisions of the Act in this regard, upon presentation and surrender by such holder of Class "I" Shares of the certificates representing such number of Class "I" Shares to be redeemed (the date on which such presentation and surrender occur being the "Retraction Date"). As of the Retraction Date, the Class "I" Shares shall be considered redeemed, and the Company shall pay to such holder of Class "I" Shares the Redemption Price (as defined below) and any accrued but unpaid dividends on such shares, in the manner described in Section (6). In the event the Company is unable to pay the Redemption Price of the Class "I" Shares on the Retraction Date, it shall forthwith give the holder of Class "I" Shares written notice thereof.

(5) REDEMPTION RIGHT

    The Company shall be entitled, at its discretion, subject to the provisions of the Act in this regard, to redeem at any time all or from time to time part of the Class "I" Shares then outstanding upon giving notice as hereinafter provided, on payment to the holders of the Class "I" Shares of an aggregate amount equal to the Redemption Price (as defined below) and any accrued but unpaid dividends on such Class "I" Shares being redeemed. In the case of partial redemption, the Class "I" Shares to be redeemed shall be selected PRO RATA among the holders of all Class "I" Shares then outstanding, except that, with the consent of all the holders of Class "I" Shares, the shares to be redeemed may be selected in any other manner.

    The Company shall, at least one (1) business day prior to the date fixed for redemption (the "Redemption Date"), give written notice, to each then registered holder of Class "I" Shares, of the Company's intention to redeem such shares. Such notice shall set out the date and the place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares to be redeemed from each such holder of Class "I" Shares. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class "I" Shares called for redemption is deposited with the Company's bankers or at any other place or places specified in the notice, on or before the Redemption Date, the holders of Class "I" Shares shall, after the Redemption Date, have no right in or against the Company, except the right to receive payment of the Redemption Price (as defined below) and any accrued but unpaid dividends on such Class "I" Shares being redeemed, in the manner described in Section (6), upon presentation and surrender of the certificates representing such number of shares to be redeemed.

(6) REDEMPTION PRICE

    The Redemption Price of the Class "I" Shares shall be an amount equal to $1,000 per Class "I" Share being redeemed. The Redemption Price may be paid in cash, or by certified cheque, bank draft or wire transfer, or by the delivery of assets having equivalent value, provided that in respect of any such payment denominated in a currency other than Canadian, for the purposes of this Section (6), the applicable exchange rate shall be that published by the Bank of Canada in effect on the date of payment.

                               * * * * * * * * *

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